Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com

Crocs, Inc. Reports Third Quarter 2015 Financial Results;

Carrie Teffner Appointed CFO Effective December 16, 2015

NIWOT, COLORADO — November 5, 2015 — Crocs, Inc. (NASDAQ: CROX) today reported financial results for the third quarter ended September 30, 2015.

Third Quarter Highlights:

•                  Revenue was $274.1 million. On a constant currency basis, revenue decreased 0.8% as compared to the prior year.

•                  Net loss attributable to common stockholders on a GAAP basis was $27.8 million or a loss of $0.37 per share.

•                  Excluding certain non-recurring and special charges, the company reported a non-GAAP adjusted net loss attributable to common shareholders of $19.2 million.

Gregg Ribatt, Chief Executive Officer, said: “We delivered third quarter sales in line with our revised expectations reflecting challenges in China and currency. For the third quarter, revenue on a constant currency basis and adjusted for business model changes was up 3.7%. Our China business is undergoing changes as we transition away from under-performing distributors.  We faced some difficult decisions in China and as a result we increased reserves for doubtful accounts by $19 million at the end of the third quarter.  We also held shipments to several of our China distributors, which negatively affected Q3 revenue by $4.0 million.  However, these actions set us up for improved business performance in the future.”

Mr. Ribatt continued, “We aggressively cleared out aged and excess inventory which impacted margins in the quarter, but positions us for improved results in 2016. Our core business continues to stabilize around the globe and we believe the strategy we outlined last July is positioning Crocs for sustained success in the future.  The company continues to make meaningful progress implementing our strategy which includes: strengthening our brand; elevating our product stories; evolving our international business to focus on our six core markets; strengthening our relationships with key wholesale partners; improving our direct to consumer capabilities; simplifying our business model; enhancing our supply chain and building a best in class management team.”

Third quarter financial results & Balance Sheet

In the third quarter of 2015, the company reported a GAAP net loss attributable to common stockholders of $27.8 million or $0.37 per share, compared with net income of $12.0 million or $0.12 per diluted share in the same quarter of the prior year.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $8.6 million in non-recurring and special charges in the third quarter of 2015 compared with $17.4 million in non-recurring and special charges in the third quarter of 2014.  Excluding these items the company reported:

•                  Non-GAAP operating loss of $12.1 million versus net income of $18.5 million in the comparable prior year period.

•                  On a comparable basis, non-GAAP adjusted net loss attributable to common shareholders of $19.2 million in the quarter versus net income of $29.4 million in the third quarter of 2014.

Cash and cash equivalents at September 30, 2015, were $168.5 million.  Inventory was $190.8 million compared with $171.0 million on December 31, 2014.

Mr. Ribatt stated, “Despite near term challenges in the business from global currencies and macro level economic conditions in China, we continue to make steady progress in the strategic transformation of Crocs. The full impact of our transformation will be seen during the first half of 2016 as we complete the 18-24 month turnaround process that we have been discussing over the past year. As part of this process, our new product and marketing initiatives are driving favorable wholesale bookings that we have seen from customers around the globe.  We believe we are on the verge of meaningful growth, as our Spring/Summer 2016 line begins to ship. This is the first product line that our new management team will have had a chance to impact and we believe this new product slate will have a positive impact on our operating results.”

Carrie Teffner Appointed Chief Financial Officer

Carrie Teffner is joining the company as chief financial officer from the company’s board of directors effective December 16, 2015.  Teffner is the former chief financial officer of PetSmart, Weber-Stephens, and Timberland. In conjunction with Teffner’s new appointment she will be stepping down from the company’s board of directors.

Mr. Ribatt stated, “We are thrilled to have Carrie Teffner join the company as chief financial officer. Carrie is a great business partner and has a strong finance, operations, and strategy background. We look forward to her joining the company next month.”

Financial Outlook

The company expects Q4 revenue in the $200 to $210 million range compared to $206.5 million last year.

Stock Repurchase

The company repurchased 2.3 million shares of common stock in the third quarter of 2015 at an average price of $14.50.  The company ended the quarter at 73.6 million common shares outstanding and third quarter weighted average shares outstanding was 74.3 million.

Conference Call Information

A teleconference call to discuss third quarter 2015 results is scheduled for today, Thursday November 5th, 2015, at 8:30 am EST.  The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 41044719. The call also will be streamed on the Crocs website, www.crocs.com.  An audio recording of the conference call will be available at www.crocs.com through December 5, 2015

About Crocs, Inc.

Crocs, Inc. is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All

Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 90 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks;; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of November 5, 2015.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

($ thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$274,088	$302,401	$881,952	$991,750
Cost of sales	153,267	146,801	443,891	475,323
Restructuring charges	—	583	—	2,612
Gross profit	120,821	155,017	438,061	513,815
Selling, general and administrative expenses	135,110	143,719	429,815	434,244
Restructuring charges	981	7,585	7,454	13,895
Asset impairment charges	5,460	2,600	7,535	5,830
Income (loss) from operations	(20,730)	1,113	(6,743)	59,846
Foreign currency transaction gain (loss), net	(2,908)	(1,290)	(2,631)	(4,278)
Interest income	268	424	752	1,304
Interest expense	(171)	(366)	(650)	(685)
Other income (loss), net	405	217	(6)	388
Income (loss) before income taxes	(23,136)	98	(9,278)	56,575
Income tax benefit (expense)	(888)	15,669	(3,745)	(8,407)
Net income (loss)	$(24,024)	$15,767	$(13,023)	$48,168

Dividends on Series A convertible preferred stock	(3,000)	(3,067)	(8,833)	(8,233)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(752)	(691)	(2,209)	(2,030)
Net income (loss) attributable to common stockholders	$(27,776)	$12,009	$(24,065)	$37,905

Net income per common share:
Basic	$(0.37)	$0.12	$(0.32)	$0.38
Diluted	$(0.37)	$0.12	$(0.32)	$0.37

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present current period ‘adjusted results’, which are non-GAAP financial measures. Adjusted results of operations exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent non-GAAP basis in communications with the board of directors, stockholders, analysts and investors concerning our financial performance. We believe that these non-GAAP measures are used by, and are useful to, investors and other users of our financial statements as an additional tool to evaluate our performance. We believe they also provide a useful baseline for analyzing trends in our operations. We do not suggest that investors should consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$135,110	$143,719	$429,815	$434,244
Legal settlements, disbursements and reorganization (1)	(1,438)	(1,612)	(11,814)	(7,909)
New ERP implementation (2)	(712)	(4,094)	(9,099)	(11,122)
Non-GAAP selling, general and administrative expenses	$132,960	$138,013	$408,902	$415,213

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Net income attributable to common stockholders reconciliation:
GAAP net income attributable to common stockholders	$(27,776)	$12,009	$(24,065)	$37,905
Legal settlements, disbursements, asset impairment, reorganization, statutory audits, and inventory write-downs (3)	6,898	5,108	20,349	14,635
Restructuring (4)	981	8,168	7,454	16,507
New ERP implementation (2)	712	4,094	9,099	11,122
Non-GAAP net income attributable to common stockholders	$(19,185)	$29,379	$12,837	$80,169

(1)              This represents certain legal liabilities, disbursements made to invalid vendors, and reorganization expenses related to our investment agreement with Blackstone.

(2)              This represents operating expenses related to the implementation of our new enterprise resource planning (“ERP”) system.

(3)              This represents certain legal liabilities, disbursements made to invalid vendors, the impairment of certain retail locations, reorganization expenses related to our investment agreement with Blackstone, inventory write-downs, and out-of-period customs/duty obligations.

(4)              This relates to bonuses, consulting fees and other expenses related to recent restructuring activities.

CROCS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

($ thousands, except number of shares)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$168,466	$267,512
Accounts receivable, net of allowances of $55,178 and $32,392, respectively	117,767	101,217
Inventories	190,819	171,012
Deferred tax assets, net	3,855	4,190
Income tax receivable	16,933	9,332
Other receivables	11,508	11,989
Prepaid expenses and other assets	29,782	30,156
Total current assets	539,130	595,408
Property and equipment, net	50,188	68,288
Intangible assets, net	87,420	97,337
Goodwill	2,030	2,044
Deferred tax assets, net	19,570	17,886
Other assets	23,587	25,968
Total assets	$721,925	$806,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,160	$42,923
Accrued expenses and other liabilities	85,394	80,216
Deferred tax liabilities, net	11,675	11,869
Accrued restructuring	2,420	4,511
Income taxes payable	10,558	9,078
Current portion of long-term borrowings and capital lease obligations	5,383	5,288
Total current liabilities	194,590	153,885
Long-term income tax payable	4,335	8,843
Long-term borrowings and capital lease obligations	2,350	6,381
Long-term accrued restructuring	237	348
Other liabilities	12,430	12,277
Total liabilities	213,942	181,734
Commitments and contingencies
Series A convertible preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 200,000 shares issued and outstanding, redemption amount and liquidation preference of $203,000 and $203,067 as of September 30, 2015 and December 31, 2014, respectively	174,888	172,679
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250,000,000 shares authorized, 92,666,222 and 73,634,604 shares issued and outstanding, respectively, as of September 30, 2015 and 92,325,201 and 78,516,566 shares issued and outstanding, respectively, as of December 31, 2014	93	92
Treasury stock, at cost, 19,331,618 and 13,808,635 shares as of September 30, 2015 and December 31, 2014, respectively	(273,915)	(200,424)
Additional paid-in capital	353,174	345,732
Retained earnings	301,401	325,470
Accumulated other comprehensive loss	(47,658)	(18,352)
Total stockholders’ equity	333,095	452,518
Total liabilities, commitments and contingencies and stockholders’ equity	$721,925	$806,931

The following tables summarize our total revenue by channel for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Change		Constant Currency Change (1)
	2015	2014	$	%	$	%
	(in thousands)
Wholesale:
Americas	$48,880	$53,097	$(4,217)	(7.9)%	$(1,629)	(3.1)%
Asia Pacific	53,411	63,972	(10,561)	(16.5)	(4,343)	(6.8)
Europe	30,260	33,691	(3,431)	(10.2)	2,442	7.2
Other businesses	418	435	(17)	(3.9)	(31)	(7.1)
Total wholesale	132,969	151,195	(18,226)	(12.1)	(3,561)	(2.4)
Consumer-direct:
Retail:
Americas	59,468	61,721	(2,253)	(3.7)	(1,455)	(2.4)
Asia Pacific	38,374	44,387	(6,013)	(13.5)	(1,786)	(4.0)
Europe	13,813	19,494	(5,681)	(29.1)	(1,561)	(8.0)
Total retail	111,655	125,602	(13,947)	(11.1)	(4,802)	(3.8)
E-commerce:
Americas	16,321	12,657	3,664	28.9	3,891	30.7
Asia Pacific	7,094	5,487	1,607	29.3	2,192	39.9
Europe	6,049	7,460	(1,411)	(18.9)	(91)	(1.2)
Total e-commerce	29,464	25,604	3,860	15.1	5,992	23.4
Total revenues	$274,088	$302,401	$(28,313)	(9.4)%	$(2,371)	(0.8)%

Revenues:
Americas	$124,669	$127,475	$(2,806)	(2.2)%	$807	0.6%
Asia Pacific	98,879	113,846	(14,967)	(13.1)	(3,938)	(3.5)
Europe	50,122	60,645	(10,523)	(17.4)	791	1.3
Total segment revenues	273,670	301,966	(28,296)	(9.4)	(2,340)	(0.8)
Other businesses	418	435	(17)	(3.9)	(31)	(7.1)
Total consolidated revenues	$274,088	$302,401	$(28,313)	(9.4)%	$(2,371)	(0.8)%

(1)              Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

	Nine Months Ended September 30,		Change		Constant Currency Change (1)
	2015	2014	$	%	$	%
	(in thousands)
Wholesale:
Americas	$175,306	$188,987	$(13,681)	(7.2)%	$(8,479)	(4.5)%
Asia Pacific	218,730	261,461	(42,731)	(16.3)	(26,239)	(10.0)
Europe	105,719	126,047	(20,328)	(16.1)	3,147	2.5
Other businesses	970	607	363	59.8	304	50.1
Total wholesale	500,725	577,102	(76,377)	(13.2)	(31,267)	(5.4)
Consumer-direct:
Retail:
Americas	152,394	158,924	(6,530)	(4.1)	(4,890)	(3.1)
Asia Pacific	107,619	129,612	(21,993)	(17.0)	(12,400)	(9.6)
Europe	36,747	49,844	(13,097)	(26.3)	(2,164)	(4.3)
Total retail	296,760	338,380	(41,620)	(12.3)	(19,454)	(5.7)
E-commerce:
Americas	45,857	38,252	7,605	19.9	8,107	21.2
Asia Pacific	21,862	16,369	5,493	33.6	6,851	41.9
Europe	16,748	21,647	(4,899)	(22.6)	(926)	(4.3)
Total e-commerce	84,467	76,268	8,199	10.8	14,032	18.4
Total revenues	$881,952	$991,750	$(109,798)	(11.1)%	$(36,689)	(3.7)%

Revenues:
Americas	$373,557	$386,163	$(12,606)	(3.3)%	$(5,262)	(1.4)%
Asia Pacific	348,211	407,442	(59,231)	(14.5)	(31,789)	(7.8)
Europe	159,214	197,538	(38,324)	(19.4)	58	0.0
Total segment revenues	880,982	991,143	(110,161)	(11.1)	(36,993)	(3.7)
Other businesses	970	607	363	59.8	304	50.1
Total consolidated revenues	$881,952	$991,750	$(109,798)	(11.1)%	$(36,689)	(3.7)%

(1)              Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information

CROCS, INC. SUBSIDIARIES

RETAIL STORE COUNTS (UNAUDITED)

	December 31, 2014	Opened	Closed	September 30, 2015
Company-operated retail locations
Type
Kiosk/store in store	100	9	11	98
Retail stores	311	10	42	279
Outlet stores	174	10	4	180
Total	585	29	57	557
Operating segment
Americas	210	3	15	198
Asia Pacific	258	24	26	256
Europe	117	2	16	103
Total	585	29	57	557

CROCS, INC. AND SUBSIDIARIES

COMPARABLE STORE SALES

(UNAUDITED)

	Constant Currency	Constant Currency
	Three Months Ended	Three Months Ended
	September 30, 2015 (2)	September 30, 2014 (2)
Comparable store sales (1)
Americas	(1.6)%	(3.1)%
Asia Pacific	(1.5)%	(8.8)%
Europe	2.9%	0.1%
Global	(0.9)%	(4.5)%

	Constant Currency	Constant Currency
	Nine Months Ended	Nine Months Ended
	September 30, 2015 (2)	September 30, 2014 (2)
Comparable store sales (1)
Americas	(3.2)%	(4.7)%
Asia Pacific	(6.7)%	(5.2)%
Europe	2.5%	0.6%
Global	(3.6)%	(4.1)%

(1)              Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. Comparable store sales exclude the impact of our internet channel revenues and are calculated on a currency neutral basis using historical quarterly average currency rates.

(2)              Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using 2014 and 2013 average foreign exchange rates, respectively, for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.